Exhibit 99.1

Click Commerce Reports Q2 2005 Non-GAAP EPS of 33 cents, GAAP EPS of 27 cents

Company’s Year over Year Revenues up 115%, Profits up 173%

Monday, August 8, 2005

CHICAGO - Click Commerce, Inc. (Nasdaq: CKCM), a leading provider of collaborative commerce solutions and a pioneer in the Software as a Service (SaaS) industry, today announced results for its second quarter ended June 30, 2005.

Total second quarter 2005 revenues were $13.3 million, representing a 115% growth over second quarter 2004 revenue of $6.2 million.  On a non-GAAP basis, excluding certain charges as described below, net income was $4.0 million, or $0.33 per share on a diluted basis. This represents an improvement of approximately $2.7 million over Q2 2004’s non-GAAP net income of $1.3 million, an increase of 207%. On a GAAP basis, net income was $3.2 million, or $0.27 per share, an improvement of approximately $2.0 million over the second quarter of 2004’s net income of $1.2 million, an increase of 173%.  The Company’s second quarter results represent its eighth consecutive profitable quarter, with a non-GAAP pre-tax profit margin of 30% in the second quarter. GAAP pre-tax margins were 24% in the second quarter.

The Company’s cash and cash equivalents were $11.8 million as of June 30, 2005 compared to $11.9 million at the end of the first quarter. Cash flows from operations in the quarter were a net use of $1.1 million.  This amount includes $1.8 million of cash outlay in the second quarter related to the liabilities assumed in the Company’s acquisition of Optum, Xelus and certain assets of ChannelWave. These acquisitions also resulted in a net increase in intangible assets and goodwill totaling $4.4 million for the second quarter.  Accounts receivable increased from the first quarter by $3.6 million to $15.8 million.  Deferred revenue was $12.0 million as of June 30, 2005, an increase of $2.7 million. The increases in accounts receivable and deferred revenue were primarily due to the acquisition of Xelus on May 27, 2005.

In addition to the Xelus acquisition in the second quarter, the Company secured new contracts, renewals and/or upgrades from 215 companies in the aerospace and defense, automotive, consumer product goods, retail, financial services, healthcare, high-tech and manufacturing industries.

“As we continue delivering powerful SaaS solutions that help our customers derive value from their collaborative commerce initiatives, including those related to RFID, we are doing so with a focus on responsible growth and financial discipline,” said Michael W. Ferro, Jr., chairman and CEO of Click Commerce, Inc.

Conference Call

The Company will hold a conference call to discuss the results today, August 8 at 4:30 p.m. (EDT), with remarks from Chairman and CEO Michael W. Ferro, Jr. and Chief Financial Officer Michael W. Nelson. The call will also be broadcast live over the Internet. Investors interested in listening to the Webcast should go to the “Investor Center” on Click Commerce’s Web site, located at www.clickcommerce.com, at least 15 minutes prior to the call.

1.1.1       Information Concerning Forward-Looking Statements

1.1.2

Information contained in this release that are not historical facts and refer to the Company’s future operations are forward-looking statements under the Private Securities Litigation Reform Act of 1995. Such statements involve expectations, beliefs, hopes, plans or strategies regarding the future. These statements are subject to risks and uncertainties and actual results may differ materially from those indicated by these forward-looking statements. Factors which could cause or contribute to such differences include, but are not limited to: success of our suite of applications, impact of acquisitions or investments in other companies, general economic trends, introduction of new products or services by competitors, and security risks and regulation related to the Internet. We refer you to the risk factors listed in our annual report on Form 10-K, quarterly reports on Form 10-Q and other filings, which are on file with the SEC. In addition, Click Commerce assumes no obligation to update statements made in this press release.

Non-GAAP Financial Measures

The non-GAAP financial measures contained in this earnings press release exclude amortization of intangible assets. The Company uses these measures for planning and forecasting its future business as well as analyzing such forecasts against past performance.  In addition, excluding these charges enhances the Company’s understanding of trends developing in its operations as well as its performance in its market and against its competitors. The Company believes that providing specific financial information on the cost of such expense, as well as providing non-GAAP net income measures that exclude such charges, best allows investors to understand the Company’s ongoing business activities during the quarter. The Company believes that inclusion of certain non-GAAP financial measures provides comparability to similar companies in the Company’s industry, most of which present similar non-GAAP financial measures to investors. The non-GAAP financial measures should not be considered as a substitute for, or preferable to, measures of financial performance prepared in accordance with GAAP and may be different from non-GAAP financial measures used by others.

The Company believes that these non-GAAP financial measures provide an additional tool for investors to evaluate its ongoing operating results and trends. Investors are encouraged to review the reconciliation of these non-GAAP financial measures to the most directly comparable GAAP financial measures as detailed below (in thousands, except earnings per share and margins):

Reconciliation of Non-GAAP Financial Measures

		Basic	Diluted	Pre-tax		Basic	Diluted	Pre-tax
	Net	Earnings	Earnings	Profit	Net	Earnings	Earnings	Profit
	income	per share	per share	Margin	income	per share	per share	Margin

As reported GAAP financial measures	$3,212	$0.28	$0.27	24%	$1,178	$0.13	$0.13	19%

Adjustments
Amortization of intangible assets presented in:
Cost of revenues, Product License	279	0.02	0.02	2%	43	0.01	0.01	1%
Operating expense	505	0.04	0.04	4%	86	0.01	0.01	1%

Total adjustment	784	0.06	0.06	6%	129	0.02	0.02	2%

Non-GAAP financial measures	$3,996	$0.35	$0.33	30%	$1,307	$0.15	$0.15	21%

	Six months ended June 30, 2005				Six months ended June 30, 2004
		Basic	Diluted	Pre-tax		Basic	Diluted	Pre-tax
	Net	Earnings	Earnings	Profit	Net	Earnings	Earnings	Profit
	income	per share	per share	Margin	income	per share	per share	Margin

As reported GAAP financial measures	$5,842	$0.53	$0.50	24%	$2,028	$0.24	$0.22	18%

Adjustments
Amortization of intangible assets presented in:
Cost of revenues, Product License	481	0.04	0.04	2%	56	0.01	0.01	0%
Operating expense	1,225	0.11	0.10	5%	113	0.01	0.01	1%

Total adjustment	1,706	0.15	0.14	7%	169	0.02	0.02	1%

Non-GAAP financial measures	$7,548	$0.68	$0.64	31%	$2,197	$0.26	$0.24	19%

About Click Commerce, Inc.

Click Commerce, Inc. (Nasdaq: CKCM) provides collaborative commerce solutions for sales and order management, supply chain management, service parts optimization, and compliance automation. Enterprises and institutions in the aerospace and defense, consumer product, distribution, financial services, higher education and health care, manufacturing, retail, telecom, and transportation industries utilize the Company’s solutions. Click Commerce enables corporations such as Abbott Labs, Alaska Airlines, BAE Systems, Carrier, Cisco, Citibank, Dell, Delphi, Eastman Kodak, FedEx, Hewlett Packard, Home Shopping Network, IBM, Lockheed Martin, Microsoft, Pier 1, Ryder, Samsung, SBC Communications, Tellabs, Verizon, and Xerox, to coordinate and optimize business processes, accelerate revenue, lower costs, and improve customer service. Five of the top 10 research institutions in North America, including Johns Hopkins, University of Washington, and the University of Michigan, use the Company’s compliance automation software to automate their regulatory compliance processes and manage research project approvals. More information can be found at www.clickcommerce.com.

Investor Relations:

Mike Nelson

Click Commerce Inc.

312-377-3050

ir@clickcommerce.com

Media Relations:

Nellie Greely

Click Commerce Inc.

312-377-3944

nellie.greely@clickcommerce.com

Click Commerce, Inc.

Condensed Consolidated Statements of Operations

(in thousands)

(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2005	2004	2005	2004

Revenues
Product license	$1,841	$1,215	$3,804	$1,859

Service:
Maintenance and hosting	5,729	1,987	9,543	3,715
Consulting and implementation service	3,849	2,786	7,346	5,118
Subscription	1,930	220	3,581	788
Total service	11,508	4,993	20,470	9,621
Total revenues	13,349	6,208	24,274	11,480

Cost of revenues
Product license	344	85	542	129
Service	4,827	2,258	8,816	4,682
Total cost of revenues	5,171	2,343	9,358	4,811

Gross profit	8,178	3,865	14,916	6,669

Operating expenses
Sales and marketing	1,602	680	2,748	1,278
Research and development	1,666	654	2,875	1,065
General and administrative	1,282	1,200	2,288	2,115
Amortization of stock-based compensation	—	13	—	21
Amortization of intangible assets	505	86	1,225	126

Total operating expenses	5,055	2,633	9,136	4,605

Operating income	3,123	1,232	5,780	2,064

Other income (expense), net	89	(54)	62	(36)

Income before income taxes	3,212	1,178	5,842	2,028
Income tax expense	—	—	—	—

Net income	$3,212	$1,178	$5,842	$2,028

Basic net income per common share	$0.28	$0.13	$0.53	$0.24

Diluted net income per common share	$0.27	$0.13	$0.50	$0.22

Weighted average common shares outstanding - basic	11,383,737	8,866,268	11,043,155	8,623,056
Weighted average common shares outstanding - diluted	12,116,806	9,276,191	11,766,721	9,046,789

CLICK COMMERCE, INC.

Condensed Consolidated Balance Sheet

	June 30, 2005	December 31, 2004

ASSETS

Current Assets:
Cash and cash equivalents	$11,828	$13,382
Trade accounts receivable, net	15,828	7,264
Revenue earned on contracts in progress in excess of billings	—	276
Other current assets	1,399	389
Total current assets	29,055	21,311

Property and equipment, net	3,148	870
Intangibles	21,272	2,944
Goodwill	35,885	6,874
Other assets	1,430	738
Total assets	$90,790	$32,737

LIABILITIES AND SHAREHOLDERS' EQUITY

Current Liabilities:
Accounts payable	$1,692	$573
Billings in excess of revenues earned on contracts in progress	795	68
Deferred revenue	12,013	5,174
Accrued compensation	1,939	1,585
Accrued expenses and other current liabilities	7,056	2,177
Short-term notes payable	1,288	—
Total current liabilities	24,783	9,577

Long-term debt	6,368	—
Other liabilities	13	6
Total liabilities	31,164	9,583

Preferred stock	—	—
Common stock	11	10
Additional paid-in capital	100,007	69,386
Accumulated other comprehensive income	153	153
Treasury stock - 29,064 shares	(117)	(117)
Accumulated deficit	(40,428)	(46,278)
Total shareholders’ equity	59,626	23,154

Total liabilities and shareholders’ equity	$90,790	$32,737